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                                                                     EXHIBIT 5.1


                            OPINION OF BRYAN CAVE LLP

                                 BRYAN CAVE LLP
                            Two North Central Avenue
                                   Suite 2200
                          Phoenix, Arizona 85004-4066
                                 (602) 364-7000
                           Facsimile:  (602) 364-7070


                               September 23, 1999

White Mountains Insurance Group (Arizona), Inc.
c/o White Mountains Insurance Group, Inc.
80 South Main Street
Hanover, New Hampshire  03755-2053

          Re: Registration Statement on Form S-4
              ----------------------------------

Ladies and Gentlemen:

          We have acted as special Arizona counsel for White Mountains Insurance Group (Arizona), Inc., an Arizona corporation (the "Company"), in connection with the issuance of up to 6,184,291 shares of Common Stock (the "Shares"), par value $1.00 per share, of the Company in connection with the merger of White Mountains Insurance Group, Inc., a Delaware corporation ("WMI-Delaware"), with and into the Company. This opinion also relates to any registration statement of the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act").

          In so acting and as a basis for the opinion hereinafter set forth, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of a draft Agreement and Plan of Merger (the "Merger Agreement") by and between WMI-Delaware and the Company; the Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of the Shares pursuant to the Merger Agreement; the Articles of Incorporation of the Company, as amended; the Bylaws of the Company; consent resolutions of the Board of Directors and sole shareholder of the Company; and such other records, documents, instruments and agreements, and we have made such other inquiries, as we have deemed relevant and necessary for the opinion hereinafter set forth.

          In such examination, we have, with your permission, assumed that (i) all signatures on any executed documents are genuine, each of the parties signatory thereto have all requisite legal capacity and the individuals representing such parties have all requisite authority and legal capacity necessary thereto; (ii) all documents, certificates, instruments and agreements submitted to us as originals are authentic; and (iii) all documents, certificates, instruments and agreements submitted to us as photostatic or facsimile copies conform with the originals. As to all other matters of fact material to this opinion, we have with your permission and without independent investigation, relied upon (x) drafts of certificates obtained from the officers and directors of the Company, and (y) certificates obtained from public officials of the State of Arizona.


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                                      -2-


          Based upon and subject to the foregoing, and assuming that the Merger Agreement has been duly authorized, executed, delivered and performed, and the merger between the Company and WMI-Delaware pursuant to the Merger Agreement has become effective, we are of the opinion that the Shares to be issued by the Company pursuant to the Merger Agreement will be duly authorized, validly issued, fully paid and nonassessable. In addition to the assumptions set forth in this and the previous paragraph, we have relied upon an opinion of counsel to the Company, addressed to us, to the effect that all of the outstanding shares of the common stock of WMI-Delaware have been duly authorized, and are validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. This opinion may be incorporated by reference in a registration statement of the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, in which case the opinions expressed herein will apply to the additional shares registered thereunder.

                                    Very truly yours,

                                    /s/ BRYAN CAVE LLP

                                    BRYAN CAVE LLP